EXHIBIT 8.2

September 30, 2020
Secure Natural Resources LLC c/o Randall Weisenburger 12 Havemeyer Place 2nd Floor Greenwich, CT 06830

Ladies and Gentlemen:

We have acted as counsel to Secure Natural Resources LLC, a Delaware limited liability (the “Company”), in connection with (i) the planned transaction (the “Business Combination”) pursuant to the Agreement and Plan of Merger (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among Fortress Value Acquisition Corp., a Delaware corporation (“FVAC”), FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of FVAC, FVAC Merger LLC II, a Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes and a direct, wholly-owned subsidiary of FVAC, FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC, FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC, MP Mine Operations LLC, a Delaware limited liability company (“MPMO”), and the Company and (ii) the preparation of the related Registration Statement on Form S-4 (File No. 333-248433) (as amended, the “Registration Statement”) filed by FVAC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the combined proxy statement and consent solicitation statement/prospectus (the “Proxy Statement/Consent Solicitation/Prospectus”). This opinion letter is being delivered in connection with, and appears as an exhibit to, the Registration Statement. Unless otherwise indicated, each capitalized term used but otherwise not defined herein has the meaning ascribed to it in the Merger Agreement.

We have examined the (i) the Merger Agreement and (ii) the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering the opinion set forth below, we have also assumed that (i) the Business Combination will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Business Combination set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iii) any representations made in the Merger Agreement “to the knowledge of”, or based on the belief of, FVAC, the Merger Subs, MPMO and the Company are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that each of FVAC, the Merger Subs, MPMO and the Company has complied with and, if applicable, will continue to comply with, their respective covenants contained in the Merger Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we confirm that the statements made in the Proxy Statement/Consent Solicitation/Prospectus under the caption “Material U.S. Federal Income Tax Consequences—Tax Consequences of the Business Combination to Holders of Equity of MPMO and SNR,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material U.S. federal income tax consequences of the Business Combination to the Company and holders of equity of the Company.

We do not express any opinion herein concerning any law other than U.S. federal income tax law.

We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the references to our firm name in the Proxy Statement/Consent Solicitation/Prospectus under the caption “Material U.S. Federal Income Tax Consequences.”

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP